Exhibit 5

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

December 30, 2010

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin  53224

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ARI Network Services, Inc., a Wisconsin corporation (the “Company”), in connection with the issuance of up to 700,000 shares of common stock, $0.001 par value (the “Shares”), pursuant to the ARI Network Services, Inc. 2010 Equity Incentive Plan and the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended (each, a “Plan”).  In accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Corporation has prepared and will file a Registration Statement on Form S-8 (the “Registration Statement”) with the Commission on or about December 30, 2010.

We have examined:  (1) the Plans, the related prospectuses, and the Registration Statement, (2) the Articles of Incorporation, as amended, and the By-Laws of the Corporation, (3) certain resolutions of the Corporation’s Board of Directors, and (4) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

Based on and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS